PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of August 8, 1996 by and between LABCOR III LIMITED PARTNERSHIP ("Seller") and CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("Purchaser").

                                   RECITALS

     A. In accordance with the terms of a certain Loan Agreement (the "Loan Agreement") between Balcor Pension Investors III ("BPI III") and Hines Spokane, Ltd. ("Borrower"), BPI III made a certain loan to the Borrower in the original principal amount of $32,425,000 (the "Loan"). BPI III has assigned its interest in the Loan to Seller pursuant to a certain Assignment of Loan Documents dated August 7, 1995 and recorded with the Auditor's Office of Spokane County, Washington as Document No. 9509180150, in Volume 1772, Page 1698. The Loan is more fully described on Exhibit A hereto. The Loan is evidenced and secured by a mortgage (the "Mortgage") on the real property more fully described on Exhibit B hereto (the "Property") and by any other documents or instruments which may evidence or secure the Loan (collectively, the "Related Documents"). The Loan Agreement, Mortgage and Related Documents are hereinafter collectively called the "Loan Documents."

     B. Borrower is also obligated to pay, or has acquired the Property subject to, a loan in the original principal amount of $27,500,000 (the "Prior Mortgage Loan"). The Prior Mortgage Loan is more fully described on Exhibit A hereto. The Prior Mortgage Loan is evidenced and secured by a mortgage (the "Prior Mortgage") on the Property and by any other documents or instruments which may evidence or secure the Prior Mortgage Loan (collectively, the "Prior Mortgage Related Documents"). The Prior Mortgage and the Prior Mortgage Related Documents are hereinafter collectively called the "Prior Mortgage Loan Documents").

     C. Seller wishes to sell, and Purchaser wishes to purchase, subject to the terms and conditions hereof:

          (i) all right, title and interest of Seller in and to the Loan, together with all Accrued Interest, Contingent Interest, and Deferred Interest (as those terms are defined herein), and any accrued and unpaid fees with respect to the Loan as of the Closing Date; and

          (ii) all right, title and interest of Seller in and to the Loan Documents;

     NOW, THEREFORE in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.  Definitions.

     (a) As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined), except to the extent otherwise specified to the contrary:

     "Accrued Interest" shall mean interest which shall have accrued on the Loan since the most recent payment of interest with respect to the Loan and remains unpaid.

     "Adjustment" shall have the meaning specified in Section 11.

     "Agreement" shall mean this Loan Sale Agreement, as it may be amended, supplemented and modified from time to time.

     "Alzina Loan" shall mean that certain loan made by Balcor Pension Investors II to Illinois National Bank of Springfield, as Trustee under Trust Agreement dated December 29, 1972 and known as Trust No. 13-03770-00 in the original principal amount of $11,324,000, which is the subject of a Related Agreement.

     "Bannockburn Loan" shall mean that certain loan made by Balcor Pension Investors III to LaSalle National Bank, as Trustee under Trust Agreement dated October 4, 1973 and known as Trust No. 46514 in the original principal amount of $10,100,000, which is the subject of a Related Agreement.

     "Borrower" shall have the meaning provided in Recital A.

     "Business Day" shall mean any day other than (a) a Saturday or a Sunday or
(b) any other day in which commercial banks in Chicago, Illinois are required or authorized by law to be closed for business.

     "Closing" shall have the meaning provided in Section 6.

     "Closing Date" shall have the meaning provided in Section 6.

     "Contingent Interest" shall mean all interest in connection with the Loan which shall become due and payable upon the occurrence of an event or circumstance set forth in the Loan Documents which has not occurred on or prior to the Closing Date.

     "Deferred Interest" shall mean all interest which has accrued on the principal amount of the Loan but which is not yet due and payable, excluding Contingent Interest and Accrued Interest.

     "Deposit" shall have the meaning provided in Section 3(a)(i).

     "Escrow Agent" shall mean Chicago Title and Trust Company.

     "Escrow Agreement" shall have the meaning specified in Section 3(b).

     "Guarantor" shall have the meaning provided in Section 2(d)(vii).

     "Immaterial part" shall have the meaning provided in Section 12(b).

     "Indemnified Persons" means the Purchaser Indemnified Persons or the Seller Indemnified Persons, as the case may be.

     "Indemnifying Person" means the party who shall be obligated to indemnify the Indemnified Persons under this Agreement.
     "Insignificant portion" shall have the meaning provided in Section 12(a).

     "Laws" shall mean any present or future federal, state, municipal or local laws, ordinances, rules, regulations, requirements, judgments, writs, decrees, determinations, awards or court orders, building codes and zoning ordinances and similarly, applicable orders, rules and regulations of any regulatory, licensing, accrediting, rating, insurance underwriting or rating organization or other body exercising similar functions.

     "Loan Documents" shall have the meaning provided in Recital A.

     "Losses" shall mean all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) as sustained, suffered or incurred by any Indemnified Person arising from any matter which is the subject of indemnification under this Agreement; provided, however, that Losses of any Indemnified Person under this Agreement shall be computed net of
(A) the amount, if any, of insurance proceeds that such Indemnified Person shall have received (net of Taxes payable with respect thereto) in respect of the matter, the existence or occurrence of which gave rise to such indemnification, and (B) the amount, if any, of the Tax benefits actually realized by such Indemnified Person as a result of such Losses in the year in which such Losses occur, as reasonably determined by such Indemnified Person.

     "Material part" shall have the meaning provided in Section 12(b).

     "Mortgage" shall have the meaning provided in Recital A.

     "Noland Loan" shall mean that certain loan made by Balcor Mortgage Advisors, Inc. to Noland Fashion Square Partners in the original principal amount of $23,300,000, which is the subject of a Related Agreement.

     "Note" means the note or notes executed by the Borrower and evidencing the Loan.

     "Notice of Claim" shall have the meaning provided in Section 17(d).

     "Other Loans" shall mean the Alzina Loan, the Bannockburn Loan, and the Noland Loan.

     "Permitted Encumbrances" shall have the meaning provided in Section 5(a).

     "Premium" shall mean a portion of the Purchase Price in the amount of $300,000.

     "Pricing Date" shall have the meaning provided in Section 7(e).

     "Principal Amount" shall mean the outstanding principal amount of the Loan as of the Closing Date, but excluding the outstanding principal amount of any Prior Mortgage Loan which would otherwise be included in calculating the outstanding principal amount of the Loan pursuant to the Loan Documents.

     "Prior Mortgage" shall have the meaning provided in Recital B.

     "Prior Mortgage Loan" shall have the meaning provided in Recital B.

     "Prior Mortgage Related Documents" shall have the meaning provided in Recital B.

     "Prior Mortgage Loan Documents" shall have the meaning provided in Recital
B.

     "Property" shall have the meaning provided in Recital A.

     "Purchaser" shall have the meaning provided in the Preamble to this Agreement.

     "Purchase Price" shall have the meaning provided in Section 3(a).

     "Purchaser Indemnified Persons" means and includes the Purchaser and its permitted assigns and their respective directors, officers, agents, employees, advisors and successors.

     "Purchaser's Closing Documents" shall have the meaning provided in Section 6(b).

     "Related Agreement" shall mean that certain Purchase and Sale Agreement of even date herewith between Purchaser and Balcor Mortgage Advisors, Inc. as seller, with respect to the Noland Loan and/or that certain Purchase and Sale Agreement of even date herewith between Purchaser and Labcor II Limited Partnership as seller with respect to the Alzina Loan, and/or that certain Purchase and Sale Agreement of even date herewith between Purchaser and Labcor III Limited Partnership as seller with respect to the Bannockburn Loan.

     "Reports" shall have the meaning provided in Section 7(l).

     "Seller" shall have the meaning provided in the Preamble of this Agreement.

     "Seller Indemnified Persons" means and includes Seller and its affiliates and their respective directors, officers, agents, employees, advisors and successors.

     "Seller's Closing Documents" shall have the meaning provided in Section
6(a).

     "Significant portion" shall have the meaning provided in Section 12(a).

     "Tax" or "Taxes" means all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, or profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits, alternative or add on minimum, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts in respect thereof, imposed by any taxing authority.

     "Third Party Claim" shall have the meaning provided in Section 17(d).

     "Title Policies" shall have the meaning specified in Section 5(b).

     (b) The phrase "to the best of Seller's knowledge" and any similar phrase referring to the knowledge of Seller, shall mean the actual knowledge of any person currently employed by Seller who Seller has determined is likely to have firsthand knowledge with respect to the Loan, the Borrower, any Guarantor or the Property. The knowledge of any other person shall not be imputed to Seller, regardless of whether any such person shall have once been or shall currently be employed by or an agent of Seller.

     Section 2. Agreement to Sell and Purchase the Loan. (a) Subject to the terms and conditions set forth herein, Seller hereby agrees to sell, transfer and assign to Purchaser and Purchaser hereby agrees to purchase and accept from Seller all of its right, title and interest in and to the Loan and the Loan Documents. Except as expressly set forth herein, the sale, transfer and assignment of the Loan and the Loan Documents is and shall be made "AS IS", "WHERE IS", "WITH ALL FAULTS".

     (b) Purchaser has made such examinations, reviews and investigations as it deems necessary or appropriate in making its decision to purchase the Loan. Purchaser has been and will continue to be solely responsible for making its own independent investigation of the Loan and the Loan Documents. Purchaser acknowledges that the sale of the Loan by Seller to Purchaser is irrevocable, and that Purchaser shall have no recourse to Seller, except as otherwise provided in this Agreement. Purchaser acknowledges that Seller has not made any representations or warranties concerning the collectability of the Loan or the value of the Property.

     (c) Purchaser acknowledges that Seller will not be delivering an estoppel or confirmation of the outstanding amount of the Loan or any other information regarding the Loan, the Loan Documents or anything relating to the Property from the Borrower, any principal of the Borrower, any Guarantor, any other party affiliated with the Borrower or any Guarantor, or any other party having an interest in or claim to the Property.

     (d) Except as expressly set forth herein, Seller does not and will not make any oral or written representations, warranties, promises or guarantees whatsoever, whether express or implied, concerning or with regard to, and expressly disclaims any liability or obligation with respect to, concerning or relating to, any of the following:

          (i)  the collectibility of the Loan;

          (ii) the value or condition of the Property;

          (iii) title or ownership to or of the Property or any portion or part thereof or any materials, fixtures or furnishings located therein or thereon;

          (iv) compliance with any environmental protection, pollution or land use Laws, including, but not limited to, those pertaining to the use, handling, generating, treating, storing or disposing of any hazardous waste, hazardous substance, petroleum product, storage tank, or other container therefor, asbestos or any other substance controlled or otherwise governed by applicable Laws;

          (v) the zoning and any other restrictions applicable to the Property;

          (vi) ownership of or obligations in respect of any air rights, zoning bonuses, floor area ratio bonuses or entitlements or other similar rights or benefits attributable to, burdening or otherwise pertaining to the Property;

          (vii) claims by Borrower or any guarantors of the Loan (the "Guarantors") against Seller under the Loan Documents or otherwise or claims by third parties against the Borrower or any of the Guarantors or Seller or the creditworthiness or ability of Borrower or any of the Guarantors to fulfill their respective obligations or pay their respective debts as they mature;

          (viii) pending, existing or projected approvals, commitments or guarantees concerning or relating to, or rights of or from or claims against or relating to, any governmental or quasi-governmental entity regarding, assurances of assistance, compliance with programs or benefits, real estate taxes or increases therein or changes thereto, tax reductions or benefits, ability to meet, comport with or comply with assistance programs or programs creating tax benefits for owners or tax reductions or credits for, in favor of or benefitting the owner of the Property; and

          (ix) the compliance in the past by the Borrower or any other applicable party with conditions to advances under the Loan Documents or the implicit or explicit waiver of any such conditions, the establishment of any course of dealing or course of conduct regarding advances, or any commitment on the part of Seller to make any advances under the Loan Documents.

Purchaser acknowledges that it is a sophisticated investor and, except as otherwise provided in this Agreement, Purchaser is relying solely on its own investigation of the Loan, the Borrower, the Guarantors and the Property. Purchaser further acknowledges that the failure of Seller to disclose any material, non-public information with respect to the Loan, the Borrower, the Guarantors or the Property which was not known to Seller shall not entitle Purchaser to rescind or invalidate this Agreement or to seek any damages from Seller, except as may otherwise be provided in this Agreement.

     Section 3. Purchase Price of the Loan. (a) The purchase price of the Loan shall equal the sum of (x) eighty-seven and 21/100ths percent (87.21%) of the outstanding Principal Amount of the Loan, plus (y) eighty-seven and 21/100ths percent (87.21%) of the outstanding Deferred Interest, if any (which Deferred Interest is scheduled on Exhibit A attached hereto) (collectively, the "Purchase Price"). The Purchase Price shall be paid as follows:

          (i) an initial deposit equal to five percent (5%) of the Purchase Price (together with any interest earned thereon, if any, the "Deposit"), previously paid by Purchaser to the Escrow Agent, to be held in escrow, by the Escrow Agent for disbursement in accordance with the terms of the Escrow Agreement; and

          (ii) the balance of the Purchase Price on the Closing Date payable by wire transfer of immediately available funds to the direct order of Seller. Purchaser shall receive at Closing a credit against the balance of the Purchase Price then due in an amount equal to the sum, without duplication, of (A) all payments of principal and interest, including, without limitation, proceeds from compromises and settlements made by the Borrower with respect to the Loan and actually received by Seller during the period commencing on the Pricing Date and ending on the Closing Date and (B) any amounts then received by Seller pursuant to Section 12 hereof and not applied to the restoration or rebuilding of a Property in accordance with the Loan Documents.

     (b) The Escrow Agent will hold the Deposit in accordance with the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement"). The party entitled to the Deposit shall receive all interest earned thereon, if any, which interest shall not be credited against the balance of the Purchase Price due pursuant to Section 3(a)(ii) above.

     (c) In addition to the Purchase Price, Purchaser shall on the Closing Date pay to Seller by wire transfer of immediately available funds to the direct order of Seller, the total amount of Adjustments due Seller in accordance with Section 11 hereof.

     Section 4. Assumption of Seller's Obligations. (a) On the Closing Date, Purchaser shall assume and upon the Closing Date shall be deemed to have assumed all of Seller's obligations of any kind whatsoever with respect to the Loan, the Property or the Loan Documents, including, without limitation, any obligation Seller may have under the Loan Documents to make any payment on any Prior Mortgage Loan, and Purchaser shall indemnify Seller as specified in
Section 17 hereof.  The provisions of this Section shall survive the Closing.

     (b) No recital herein or in any Exhibit hereto of any obligations to be assumed by Purchaser shall constitute an acknowledgment or admission by either party that any additional sums or advances are due, or that any other obligations exist, under the Loan Documents or otherwise, and each party shall have the right to deny and contest any claim for any such sums or advances or any such obligation in the same manner as if such recitals had not been included in this Agreement.

     Section 5. Priority of Mortgage. (a) As a condition to the obligation of the Purchaser to pay the Purchase Price at the Closing, the Mortgage shall be subject only to any Prior Mortgage and any Prior Mortgage Loan Documents and the liens, encumbrances and other title matters described on Schedule 5(a) annexed hereto and other non-monetary encumbrances or defects which do not materially, adversely affect the use or value of the Property and which are of a type generally acceptable to institutional lenders in the jurisdiction in which the Property is located ("Permitted Encumbrances" -- all other title matters shall be referred to herein as "Unpermitted Encumbrances").

     (b) The policy of title insurance (the "Title Policies") with respect to the Loan, a copy of which is attached to Schedule 5(a) hereto, is and will be at Closing in full force and effect, is not subject to defenses of the insurer by reason of acts or knowledge of the insured, and the rights of Seller thereunder will be assigned to Purchaser at Closing. Except as may be specified on Schedule 5(a) hereto, no claims have been made by Seller under any such Title Policies.

     Section 6. Closing of Sale. The closing of the sale of the Loan (the "Closing") shall occur on August 22, 1996, or on such earlier date as mutually agreed by the parties hereto (the "Closing Date").

     (a) At the Closing, except as provided in Exhibit A hereto, the following (the "Seller's Closing Documents") shall be delivered by Seller to Purchaser:

          (i) assignments, without recourse, representation or warranty, express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing), in the form annexed hereto as Exhibit D-1 of the Mortgages and any separate assignment of leases and rents all in recordable form in the jurisdiction in which the Property is located; and

          (ii) an allonge to the Note, in the form attached hereto as Exhibit
     D-2.

          (iii) a general assignment of the Seller's rights in and to the Loan and the Loan Documents, without recourse, representation or warranty, express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing), in the form annexed hereto as Exhibit E.

          (iv) assignments of any and all uniform commercial code financing statements heretofore filed with respect to the Property in which Seller is named as secured party, all on Form UCC-3 or such other forms which may then be accepted for filing in the offices where such financing statements have been filed.

          (v) the original Loan Documents described on Exhibit A or, to the extent that Seller is unable to deliver an original of any of the Loan Documents, copies thereof, together with a certificate of the Seller with regard to the accuracy of such copies, in the form of Exhibit F attached hereto.

          (vi) all escrow, impound or cash collateral accounts and all letters of credit, if any, held by Seller as security for the Loan or the performance of the Borrower's obligations under the Loan Documents.

          (vii) copies of notices given by Seller to the Borrower, the applicable insurance companies or any other person regarding the transfer of the Loan.

          (viii) a certificate regarding any changes in the information specified on Exhibit A, as updated to the Closing Date.

          (ix) an affidavit stating that Seller is not a "foreign person" under the Foreign Investment in Real Property Tax Act, Internal Revenue Code
     Section 1445, as amended, and the regulations promulgated thereunder.

          (x) evidence that Seller is in good standing in the jurisdiction of its formation and is authorized to consummate the transactions contemplated by this Agreement, including certified copies of the organizational documents of Seller and its constituent entities to the extent necessary to establish due authorization by Seller of this Agreement and the transactions contemplated hereby.

          (xi) an executed notice letter to the holder of the Prior Mortgage regarding the sale of the Loan to Purchaser.

          (xii) such other and further documents and instruments of transfer and assignment, without recourse, representation or warranty, express or implied (other than any covenant, representation or warranty contained in this Agreement which expressly survives the Closing), as may be reasonably required to effectuate or confirm the assignment and transfer of the Loan and the Loan Documents to Purchaser.

     (b) At the Closing, the following (the "Purchaser's Closing Documents") shall be delivered by Purchaser to Seller:

          (i)  The balance of the Purchase Price.

          (ii) If Purchaser is a corporation, Purchaser shall supply at the Closing a certified copy of a resolution of its Board of Directors authorizing Purchaser's execution, delivery and performance of this Agreement, together with such other documents as Seller may reasonably require to evidence Purchaser's good standing and the authority of those acting on its behalf, or, if Purchaser is other than a corporation, such other evidence of Purchaser's existence, good standing (if applicable) and authority as Seller may reasonably require.

     (c) At the Closing, the Escrow Agent shall (and is hereby authorized and directed by Seller and Purchaser to) transfer to Seller the Deposit.

     (d) The obligation of Seller to transfer the Loan to Purchaser and to otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing
Date:

          (i) all representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed and complied with, in all material respects, all material covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing;

          (ii) Seller shall have received Purchaser's Closing Documents;

          (iii) Seller shall have received payment of the balance of the Purchase Price in accordance with Section 3(a)(ii) and such other amounts as are due Seller hereunder;

          (iv) No claim, litigation or other proceeding, arising out of or relating to the Loan, the Borrower, any Guarantor or the Property, shall have been threatened or commenced after the Pricing Date against Seller or any person for whom Seller shall be liable or whom Seller shall be obligated to indemnify, which in the opinion of Seller is material, unless the Purchaser shall have provided security satisfactory to Seller in its sole discretion for Purchaser's obligation to indemnify Seller against such claim, litigation or other proceeding under Section 17; and

          (v) Seller and Purchaser shall have closed (or shall be closing simultaneously with the closing of the transactions contemplated herein) the transfer of the Bannockburn Loan in accordance with the terms of the Related Agreement applicable to the sale of the Bannockburn Loan.

     (e) Purchaser's obligation to pay the Purchase Price, to purchase the Loan and otherwise to consummate the transactions contemplated hereby shall be subject to Sections 5 and 12 hereof and to the satisfaction of the following conditions precedent on and as of the Closing Date:

          (i) either (A) all representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and, to the extent then deemed remade, shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, or (B) if a representation or warranty of Seller shall not be true and correct in all material respects when made or deemed remade, and Seller shall be obligated to indemnify Purchaser, or Seller shall have offered to indemnify Purchaser, against any Losses resulting therefrom under Section 17 hereof;

          (ii) Seller shall have performed and complied with, in all material respects, all material covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date and

          (iii) Purchaser shall have received Seller's Closing Documents.

     In the event any of the conditions precedent set forth in this
Section 6(e) have not been satisfied at or prior to Closing, Purchaser may terminate this Agreement by giving written notice of such termination to Seller, in which event this Agreement shall be deemed terminated upon Seller's receipt of such written notice and the provisions of Section 16(b) hereof shall apply.

     (f) (i) Purchaser's obligation to pay the Premium is subject to the condition that each of the Other Loans is transferred to Purchaser in accordance with the terms of the Related Agreements. In the event that the closing of the transfer of any Other Loan has not occurred on the Closing Date and the Related Agreement for such Other Loan has not been terminated, the Premium otherwise payable by Purchaser in connection with this Agreement shall be deposited into an escrow with the Title Company on the Closing Date. Such escrow shall provide that $100,000 of the Premium shall be disbursed to Seller simultaneously with the closing of the transfer to Purchaser of the last to close of any Other Loan that had not closed on the Closing Date and the remaining $200,000 shall be disbursed in accordance with subclause (ii) of this
Section 6(f). If any Related Agreement has been terminated by Purchaser pursuant to a right of Purchaser provided therein prior to the Closing Date, the Purchase Price payable by Purchaser at the Closing shall be equal to the amount calculated in accordance with Section 3 hereof, less the Premium. If any of the Other Agreements is terminated by Purchaser subsequent to the Closing Date pursuant to a right of Purchaser provided therein, the Premium deposited into escrow at Closing shall be returned to Purchaser. (Additional text follows on Page 10A)

     (g) The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions and close under this Agreement without any increase in, abatement of or credit against the Purchase Price.

     (h) From and after the Closing Date, Seller shall promptly, subsequent to its receipt, forward to Purchaser (at the address specified herein for notices) copies or originals of any and all bills, invoices, insurance binders and policies, letters, documents and other correspondence it receives relating to the Loan, the Loan Documents and the Property to the extent (i) that such materials are not otherwise subject to a privilege, or subject to an obligation of confidentiality or other contractual obligation restricting Seller's release thereof or (ii) the delivery thereof would not subject Seller to criminal liability or otherwise constitute the violation of any Law.

     Section 7. Representations and Warranties by Seller. Notwithstanding the provisions of Section 2(d) hereof, Seller represents and warrants to Purchaser as of the date of this Agreement as follows:

     (a) Seller is an Illinois limited partnership, duly formed, validly existing and in good standing under the Laws of the jurisdiction in which it was formed, and has the full power, authority and legal right to engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

     (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy,

     Section 6.(f) (ii) If (x) the condition set forth in Section 6(f)(i) above has been satisfied, and (y) on the Closing Date, the Borrower is in default in the payment of any amount then due under the Loan, Purchaser and Seller shall continue to escrow from the remaining balance of the Premium an amount equal to the difference (but not less than zero) between $200,000 and any amounts collected by Purchaser or collected by Seller and paid over to Purchaser of the past due payment due under the Loan that was due from Borrower on August 1, 1996. Such escrowed funds shall be disbursed to Seller, on a dollar-for-dollar basis, as and when any payments on the Loan are received by Purchaser (whether such payments are made by the Borrower, by Seattle First National Bank pursuant to its cure rights under the Mortgage, or otherwise). From and after the Closing Date, Purchaser shall continue to use commercially reasonable efforts to collect past due amounts owed by Borrower under the Loan. If, on the date which is 90 days after the Closing Date, Purchaser has not collected an amount equal to or greater than the amount of escrowed funds, any amounts remaining in the escrow shall be disbursed to Purchaser, and such escrow shall terminate.

     (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not and will not (i) violate or conflict with the Seller's organizational documents or (ii) violate or conflict with any Laws or any governmental regulation or permit applicable to Seller or (iii) result in a breach of, or constitute a default under, any provision of any contract or other instrument to which Seller is a party or by which it is bound, which breach or default would prevent or materially interfere with Seller's performance hereunder or (iv) result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of any such contract or other instrument which lien, charge or encumbrance would prevent or materially interfere with Seller's performance hereunder.

     (d) Except as specified on Schedule 7(h) or as previously disclosed to Purchaser in writing, to the best of Seller's knowledge, without investigation or inquiry with respect thereto, Seller has not received written notice of any actions, suits or proceedings, either pending or threatened, in connection with the Loan, including, without limitation, any actions, suits or proceedings which might question the validity of this Agreement or the consummation of the transactions contemplated hereby.

     (e) As of the date specified on Exhibit A (the "Pricing Date"), (i) the unpaid principal balance of the Loan, (ii) the amount of interest accrued on the Loan which remains unpaid, (iii) the rate or rates at which interest on the unpaid principal amount of the Loan accrues or is payable, (iv) the amount of Deferred Interest, if any; (v) the amount of Contingent Interest paid by the Borrower during the immediately preceding year, if any; (vi) the balances of all escrow, impound and cash collateral accounts held by Seller with respect to the Loan, if any; and (vii) the maturity date with respect to the Loan are as specified on Exhibit A hereto; provided, however, that as of the Closing Date, Seller shall furnish to Purchaser a certificate updating the information on Exhibit A, which shall be true, correct and complete as of the Closing Date.

     (f) To the best of Seller's knowledge, without investigation or inquiry with respect thereto, (i) the Loan Documents specified on Exhibit A hereto constitute all material Loan Documents, (ii) there are no letters of credit issued in favor of Seller which secure the Loan, (iii) such Loan Documents have not been modified or amended, except as described on Exhibit A hereto, and (iv) the copies of such Loan Documents which are attached to Exhibit A or which have previously been delivered to Purchaser are true and correct in all material respects.

     (g) Except as specified on Schedule 7(g) or 7(h) or as previously disclosed to Purchaser in writing, to the best of Seller's knowledge, without investigation or inquiry with respect thereto, Seller has received no written notice or claim that the Loan is subject to any right of rescission, set-off, recoupment, abatement, diminution, counterclaim or valid defense by the Borrower or any Guarantor which would affect the ability of the holder thereof to realize the practical benefits of the security intended to be provided by the Loan Documents for the Loan, as such realization may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such realization is considered in a proceeding at law or in equity.

     (h) Except as set forth on Schedule 7(h) or as previously disclosed to Purchaser in writing, to the best of Seller's knowledge, without investigation or inquiry with respect thereto, (i) Seller has not commenced or threatened to commence any actions, suits or proceedings in connection with the Loan Documents, and (ii) there are no valid, effective and enforceable orders, injunctions or decrees of any federal, state, municipal or local court or arbitral body with respect to the Loan or the Loan Documents.

     (i) Seller (i) is the sole owner of the Loan, has not participated the Loan, and has the absolute right to sell the Loan; (ii) has not granted any other option to purchase or other rights in and to the Loan, (iii) has not pledged, collaterally assigned or otherwise hypothecated any, interest therein or agreed to do so and (iv) has obtained (to the extent required and not waived or the requirement therefor otherwise avoided or averted) all consents of Borrower, any Guarantor or other third party pursuant to the Loan Documents or pursuant to any organizational documents of Seller or any entity owning, directly or indirectly, any interest in Seller, which is necessary for the execution and delivery of this Agreement and the sale of the Loan provided for herein.

     (j) Except as specified on Schedule 7(j) hereto or as previously disclosed to Purchaser in writing, to the best of Seller's knowledge, without investigation or inquiry with respect thereto, neither Borrower nor any Guarantor has filed or is the subject of any proceeding under any state or federal bankruptcy or insolvency Law.

     (k) Except as specified on Schedule 7(k) hereto or as previously disclosed to Purchaser, to the best of Seller's knowledge, without investigation or inquiry with respect thereto, Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting the Property.

     (l) Except as specified on Schedule 7(l) hereto or as previously disclosed to Purchaser in writing, no environmental reports or studies with respect to the Property (collectively, "Reports") have been performed by or on behalf of Seller and, to the best of Seller's knowledge, without investigation or inquiry, Seller has not received notice that any of such Reports are inaccurate in any material respect.

     (m) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller will not require, the consent or approval of any public authority.

     (n) To the best of Seller's knowledge, without investigation or inquiry with respect thereto, the Loan is not expressly cross-collateralized or cross-defaulted with any other loan other than the Prior Mortgage Loan.

     (o) Seller has no obligations to make any additional advances under the Loan.

     (p) Seller has not consented to any modification of the lease dated January 25, 1979 between Borrower and Seattle First National Bank and to the best of Seller's knowledge, without inquiry or investigation, there has been no modification or amendment of such lease which has not been disclosed by Seller to Purchaser in writing.

     All warranties and representations of Seller in this Section 7 are true and correct in all material respects as of the date hereof, and, with respect to clauses (a) through (c) above, shall continue to be true and correct in all material respects as of the Closing Date. Subject to the provisions of Section 17 hereof, the representations and warranties of Seller contained in this
Section 7 shall survive the Closing for a period of ninety (90) days; provided, however, that any claim hereunder based upon such representations and warranties must be made within such ninety (90) day period.

     Section 8. Representations and Warranties by Purchaser. Purchaser represents and warrants as follows:

     (a) Purchaser is a Delaware corporation, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the full power, authority and legal right to engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

     (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and, upon the assumption that this Agreement constitutes a valid and binding obligation of Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

     (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser do not and will not (i) violate or conflict with the organizational documents of Purchaser, (ii) violate or conflict with any Law or any governmental regulation or permit applicable to Purchaser, (iii) result in a breach of, or constitute a default under, any of the provisions of any contract or other instrument to which Purchaser is a party or by which it is bound, which breach or default would prevent or materially interfere with Purchaser's performance hereunder, (iv) result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of any such contract or other instrument which lien, charge or encumbrance would prevent or materially interfere with Purchaser's performance hereunder or (v) violate, conflict with or constitute a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, Section 4975 of the Internal Revenue Code of 1986, as amended, or under any comparable provision of the Internal Revenue Code of 1986, as amended.

     (d) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser will not, require the consent or approval of any public authority.

     (e) There are no legal actions, suits, arbitrations, or other legal, administrative or other governmental proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser that might question the validity of this Agreement or the consummation of the transactions contemplated hereby.

     (f) Purchaser is a principal with respect to the proposed transaction relating to the Loan, and is not acting as an agent for an undisclosed unaffiliated principal.

     (g) The obligations of Purchaser hereunder are not contingent upon Purchaser's procuring financing to provide funds to pay the Purchase Price to Seller, and Purchaser has (or will, as of the Closing Date, have) available funds to enable it to consummate the purchase and sale described herein.

     (h) Purchaser is not acting on behalf of the Borrower or any of the Guarantors.

     (i) Purchaser is a sophisticated buyer with respect to the Loan, has adequate information concerning the business and financial condition of Borrower to make an informed decision regarding the purchase of the Loan and, except for the covenants, representations and warranties expressly set forth herein, has independently and without reliance upon Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.

     (j) Without implying that the Loan constitutes a "security" within the meaning of any applicable securities laws, Purchaser is not purchasing the Loan with a view to resale or distribution in a manner that would violate applicable securities laws.

     All warranties and representations of Purchaser in this Section 8 are true and correct in all material respects as of the date hereof, and shall continue to be true and correct in all material respects as of the Closing Date.
Subject to the provisions of Section 17 hereof, the representations and warranties of Purchaser contained in Sections 8(f), 8(i) and 8(j) shall survive the Closing. Subject to the provisions of Section 17 hereof, the remaining representations and warranties of Purchaser contained in this Section 17 shall survive the Closing for a period of ninety (90) days; provided, however, that any claim hereunder based upon such representations and warranties must be made within such ninety (90) day period.

     Section 9. Covenants of Seller. (a) Seller shall not, between the date hereof and the Closing Date, take any affirmative action, or expressly consent to any action, which would adversely affect the priority of the lien of the Mortgage.

     (b)  Seller shall not, between the date hereof and the Closing Date,

          (i) materially modify, waive or amend the terms of any of the Loan Documents;

          (ii) foreclose or accept a deed-in-lieu of foreclosure with respect to the Loan;

          (iii) grant any consents contemplated in the Loan Documents without Purchaser's consent, which shall not be unreasonably, withheld, conditioned or delayed (if Purchaser shall fail to respond to Seller's request for such a consent for a period of three (3) Business Days, such failure to respond shall be deemed to constitute Purchaser's consent to such matter);

          (iv) compromise or settle claims of any kind with respect to the Loan;

          (v) sell or enter into an agreement to sell all or any portion of the Loan or interest therein;

          (vi) release any Borrower or Guarantor or any portion of the Property; or

          (vii) increase the principal amount outstanding under any Note or increase the amount of the debt secured by any of the Mortgages; provided, however, that Seller may make any advances which it may be required to make under the Loan Documents and, at Seller's option, Seller may make advances to pay costs and expenses incurred to protect and preserve the Property and its rights and security under the Loan Documents, including, without limitation, (A) taxes, charges or assessments that may be imposed by law upon the Property, (B) premiums on insurance policies covering the Property, (C) expenses incurred in upholding the lien or enforceability of a Mortgage or any other Loan Document, (D) utilities, security and maintenance costs with respect to the Property and (E) any other amount, cost or expense which Seller is permitted or required to expend pursuant to the Loan Documents or as otherwise may be required under the Loan Documents or pursuant to requirements of Law.

     (c) Between the date hereof and the Closing Date, Seller shall continue to service the Loan, the Borrower and any Guarantor in accordance with its prior practices and as it would in the ordinary course of its business.

     (d) From and after the Closing Date, if Seller shall receive any payment from a Borrower, any Guarantor or other party on account of an obligation or liability arising under the Loan Documents which prior to the Closing Date would have inured to Seller's benefit, then Seller shall accept such payment on behalf of Purchaser and, subject to the provisions of Section 17 hereof, shall promptly remit same to Purchaser.

     (e) From and after the Closing Date, Seller shall cooperate with Purchaser in connection with the delivery of notices to Borrowers and Guarantors and the substitution of Purchaser in any ongoing litigation to collect the Loan or to enforce the Loan Documents, including, without limitation, providing such documentation, witnesses and information which Seller possesses and which may be reasonably requested by Purchaser; provided, however, that Seller shall not be required to incur any cost or expense in connection therewith for which Purchaser shall not agree to indemnify Seller.

     (f) Seller shall use its best efforts to obtain and deliver to Purchaser prior to the Closing (i) an audit confirmation from the holder (including each participant) of the Prior Mortgage certifying the unpaid principal balance of the Prior Mortgage Loan as of December 31, 1995; (ii) an estoppel certificate from the holder (including each participant) of the Prior Mortgage certifying the amount of the unpaid principal balance of the Prior Mortgage Loan; and
(iii) an estoppel certificate from Seattle First National Bank, as tenant under that certain lease agreement dated January 22, 1979 with respect to the rental payable under the lease; provided, however, that Seller shall not, in each case, be obligated to incur any material cost or expense in connection therewith.

     Section 10. Covenants of Purchaser. From and after the date hereof until the Closing Date, (i) Purchaser shall not contact the Borrower or any Guarantor regarding the Loan or the Property, (ii) Purchaser shall not take any action with respect to the Borrower or any Guarantor, the Loan or the Loan Documents which would have the effect of impairing or diminishing the value thereof or the priority of the Mortgage, and (iii) Purchaser shall deliver to Seller copies of all notices given or received by Purchaser in connection with the Loan.

     Section 11. Adjustments. Except as provided on Exhibit A hereto, the following (each an "Adjustment") shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:

          (a) Accrued Interest as of the close of business on the day immediately preceding the Closing Date shall be calculated and shall constitute an Adjustment due Seller; and

          (b) The following advances shall be calculated and shall constitute an Adjustment due Seller:

               (i) Any advances which Seller may have made in accordance with its obligations under the Loan Documents or pursuant to any requirement of any applicable Laws; or

               (ii) Any advances which Seller may have elected to make to pay costs and expenses incurred to protect and preserve the Property and its rights and security under the Loan Documents from and after the Pricing Date through the close of business on the day immediately preceding the Closing Date, including, without limitation, (A) taxes, charges or assessments that may be imposed by law upon the Property, (B) premiums on insurance policies covering the Property, (C) expenses incurred in upholding the lien or enforceability of a Mortgage or any other Loan Document, (D) utilities, security and maintenance costs with respect to the Property, and (E) any other amount, cost or expense which Seller is permitted or required to expend pursuant to the Loan Documents.

          (c) Contingent Interest based on the income or cash flow of the Borrower for the year in which the Closing shall occur shall be prorated on a per diem basis based on the Contingent Interest paid by the Borrower during the immediately preceding year, and Seller's pro rata share of such Contingent Interest shall constitute an Adjustment due Seller. Such proration shall be final and shall not be recalculated when the actual Contingent Interest for such year shall be ascertained.

     Section 12. Condemnation and Destruction. (a) If, prior to the Closing Date, all or any significant portion (as defined in this Section) of the Property is taken by eminent domain (or, if prior to the Closing Date, any eminent domain proceeding with respect to any significant portion of the Property has been commenced or Seller has received written notice threatening to commence any such eminent domain proceeding), Seller shall notify Purchaser thereof promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement, which termination shall be effected by giving notice to Seller not later than ten (10) days after the giving of Seller's notice. For the purposes hereof, a "significant portion" of the Property shall mean (i) such a portion of the Property as shall have a value, as reasonably determined by Seller, in excess of ten (10%) percent of the Purchase Price or (ii) any portion of the Property the taking of which materially interferes with the current use of the Property. If Purchaser elects to terminate this Agreement as aforesaid, the provisions of Section 16(b) shall apply. If Purchaser does not elect to terminate this Agreement as aforesaid, or if an "insignificant portion" (i.e., anything other than a significant portion) of the Property is taken by eminent domain (or becomes the subject of a pending taking), there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the awards theretofore received, if any, for the taking, and Purchaser shall be entitled to all rights of Seller under the Loan Documents, if any, to receive and keep all awards for the taking of the Property or such portion thereof.

     (b) If, prior to the Closing Date, a material part (as defined in this Section) of the Property is destroyed or damaged by fire or other casualty, Seller shall promptly notify Purchaser thereof and Purchaser shall have the right to terminate this Agreement, which termination shall be effected by giving notice to Seller not later than ten (10) days after the giving of Seller's notice. For the purposes hereof, a "material part" of the Property shall mean a part of the Property as shall have a value, as reasonably determined by Seller, in excess of ten (10%) percent of the Purchase Price. If Purchaser elects to terminate this Agreement as aforesaid, the provisions of
Section 16(b) shall apply. If Purchaser does not elect to terminate this Agreement as aforesaid, or if there is damage to or destruction of an "immaterial part" (i.e., anything other than a material part) of the Property by fire or other casualty, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to any insurance proceeds theretofore received, if any, with respect to such damage or destruction, and Purchaser shall be entitled to all rights of Seller under the Loan Documents, if any, to receive and keep any insurance proceeds payable upon the occurrence of any such casualty.

     Section 13. Time of the Essence. Purchaser and Seller acknowledge and agree that each and every one of the dates, time periods and time limitations set forth in this Agreement shall be of the essence of this Agreement as against Purchaser and Seller.

     Section 14. Title Examination, Diligence Fees. All premiums and fees for title examination and title insurance or any other report, study, survey or diligence research obtained by Purchaser, if any, and all related charges in connection therewith shall be paid by Purchaser.

     Section 15. Broker. (a) Seller represents and warrants to Purchaser that it has not hired, retained or dealt with any broker or finder in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, except Meenan, McDevitt & Company and Creamer Realty Consultants (the "Brokers"). Seller will indemnify Purchaser against all charges payable to the Brokers in connection with this Agreement and all Losses arising out of any claim that the aforesaid representation and warranty is untrue.

     (b) Purchaser represents and warrants to Seller that it has not hired, retained or dealt with any broker or finder in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby. Purchaser will indemnity Seller against all Losses arising out of any claim that the aforesaid representation and warranty is untrue.

     (c) The provisions of this Section shall survive the Closing and any termination of this Agreement.

     Section 16. Remedies. (a) If Purchaser shall default under this Agreement, the parties hereto agree that the damages that Seller shall sustain as a result thereof shall be substantial but shall be difficult to ascertain. Notwithstanding anything contained herein to the contrary, the parties hereto therefore agree that if, subject to the conditions contained herein, Purchaser fails to perform all of the terms, covenants, conditions and agreements to be performed by it hereunder whether at or prior to the Closing, Seller may retain the Deposit as and for liquidated damages, and thereafter neither Seller nor Purchaser shall have any further liability or obligation hereunder, except for such liabilities or obligations which are specifically stated herein to survive the termination of this Agreement. A default by Purchaser under any Related Agreement shall constitute a default by Purchaser under this Agreement.

     (b) If on the Closing Date Seller shall be unable to perform its obligations or to satisfy any condition applicable to Seller hereunder in accordance with the provisions of this Agreement or title to the Property shall not be in accordance with this Agreement and this Agreement shall be terminated in accordance with its terms as a result thereof, the sole liability of Seller shall be to direct Escrow Agent to return the Deposit to Purchaser, and, upon such return, this Agreement shall be deemed terminated and neither Seller nor Purchaser shall have any further liability or obligation hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Agreement.

     (c) Notwithstanding anything contained herein to the contrary, if Seller shall intentionally default in the performance of its obligation to transfer the Loan hereunder, Purchaser shall be entitled to sue for specific performance of this Agreement. Purchaser shall not have any right to sue for or to collect damages, including, without limitation, punitive damages, from Seller based upon any such intentional default by Seller.

     (d) If, pursuant to the terms, conditions and provisions hereof, Purchaser or Seller is not obligated to purchase and close with respect to the Loan, then upon Purchaser's or Seller's notice to the other with respect thereto terminating this Agreement, Seller and Purchaser shall direct Escrow Agent to disburse the Deposit to Purchaser and, upon such return, this Agreement shall be deemed terminated and neither Seller nor Purchaser shall have any further liability or obligation hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Agreement.

     Section 17.    Indemnification.

     (a) Subject to the limitations set forth in this Section 17, from and after the Closing, Seller shall save, defend and indemnify the Purchaser Indemnified Persons against and hold them harmless from any and all Losses (but not exceeding aggregate Losses in excess of $250,000) imposed upon or incurred by Purchaser Indemnified Persons, directly or indirectly, arising out of the untruthfulness, inaccuracy or breach of any representation or warranty of Seller contained in this Agreement or the breach of any agreement or covenant of Seller contained in this Agreement, excluding any such Losses which shall have been caused by the intentional misconduct of the Purchaser Indemnified Persons. On the Closing Date, Seller shall deposit $250,000 into escrow with the Title Company in accordance with an escrow agreement mutually acceptable to the parties hereto, in order to secure Seller's indemnity obligations hereunder. Such escrow shall provide that the escrowed funds shall be disbursed to Seller automatically without notice or consent from either party hereto unless Purchaser makes a claim against Seller in accordance with Section 7 hereof within 90 days after the Closing Date, and Purchaser so notifies the escrowee within such time period.

     (b) Subject to the limitations set forth in this Section 17, from and after the Closing, Purchaser shall save, defend and indemnify the Seller Indemnified Persons against and hold them harmless from any and all Losses imposed upon or incurred by any Seller Indemnified Persons, directly or indirectly, arising out of (i) the untruthfulness, inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement; (ii) the breach of any agreement or covenant of Purchaser contained in this Agreement;
(iii) Purchaser's failure to perform any of Sellers' obligations under the Loan Documents accruing after the Closing Date, including, without limitation, any covenants or agreements relating to insurance proceeds or condemnation awards; or (iv) the ownership of the Loan or the Loan Documents by Purchaser after the Closing Date, excluding any such Losses caused by the intentional misconduct of the Seller Indemnified Persons. With the exception of (i) Losses which shall have been caused by the intentional misconduct of the Seller Indemnified Persons, or (ii) Losses for which Seller is required to indemnify any Purchaser Indemnified Person pursuant to this Section 17, Purchaser hereby releases and forever discharges the Seller Indemnified Persons from all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or nature sustained, suffered or incurred by any Purchaser Indemnified Person in connection with or related to the Loan or the Loan Documents.

     (c) Each party's right of indemnification hereunder shall be that party's sole contractual remedy with respect to any claims arising out of or in any way related to the matters covered by this Agreement from and after the Closing and shall be in lieu of any other remedy it may otherwise have at law, in equity or otherwise.

     (d) The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

          (i) The Indemnified Persons shall give prompt written notice (each, a "Notice of Claim") to the Indemnifying Person of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of said Third Party Claim, and the amount thereof to the extent known. Each Notice of Claim shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served or written demand or other document or instrument.

          (ii) If the Indemnifying Person shall acknowledge in writing its obligation to indemnify the Indemnified Persons, subject to the terms and conditions of this Agreement, against such Third Party Claim, then the Indemnifying Person shall have the right to assume the defense of such Third Party Claim at its own expense and by its own counsel (reasonably satisfactory to the Indemnified Persons).

          (iii) If the Indemnifying Person shall assume the defense of a Third Party Claim in accordance with this Agreement, the Indemnifying Person shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Person does not exercise its right to assume the defense of such a Third Party Claim, then the Indemnified Persons may assume such defense and the costs, expenses and reasonable attorneys' fees incurred by them shall continue to constitute Losses hereunder.

          (iv) Anything contained herein to the contrary notwithstanding, neither the Indemnifying Person nor the Indemnified Persons shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the written consent of the other, which consent shall not be unreasonably withheld. In addition, each of the Indemnifying Person and the Indemnified Persons shall cooperate and act in a reasonable and good faith manner to minimize Losses relating to any Third Party Claim.

     (e)  The provisions of this Section 17 shall survive the Closing.

     Section 18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received
(a) if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered on a Business Day, or if not a Business Day, the next succeeding Business Day), or (b) sent by United States first class registered or certified mail, return receipt requested, postage prepaid (any notice or communication so sent being deemed to have been received three (3) Business Days after the date of deposit in the United States mail), or (c) by nationally recognized overnight courier (any notice or communication so sent being deemed to have been received on the first succeeding Business Day subsequent to the day so sent), or (d) by telecopier (any notice or communication so sent being deemed to have been received on the date of transmission, if a Business Day, or the first succeeding Business Day subsequent thereto), addressed to the respective parties as follows: If to Purchaser:

     If to Purchaser:

          CS First Boston Mortgage Capital Corp.
          55 East 52nd Street
          New York, New York  10055-0186
          Attn:  Brad Settleman, Vice President
          Fax: (212) 318-0518

     With a copy to:

          Brown Raysman & Millstein LLP
          120 West 45th Street
          New York, New York  10036
          Attn:  Rand G. Boyers, Esq.
          Fax: (212) 840-2429

     If to Seller:

          Labcor III Limited Partnership
          c/o Balcor Management Services, Inc.
          Bannockburn Lake Office Plaza
          2355 Waukegan Road, Suite A200
          Bannockburn, Illinois 60015
          Attn:  Daniel L. Charleston
          Fax: (847) 317-4462

     With a copy to:

          Hopkins & Sutter
          Three First National Plaza
          Suite 4100
          Chicago, Illinois 60602
          Attn:  Wayne F. Osoba
          Fax: (312) 558-3312

or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt.

     Section 19. Miscellaneous Provision. (a) The acceptance of the Closing Documents referenced in Section 6 by Purchaser and Seller shall be deemed an acknowledgment by Purchaser and Seller that the other has fully complied with all of its obligations hereunder and that such party is discharged there from and that such party shall have no further obligation or liability with respect to any of the agreements made by it in this Agreement, except for those provisions of this Agreement which expressly provide that any such obligation of such party shall survive the Closing.

     (b) Each of Seller and Purchaser agrees that it will continue to be bound by the terms, covenants and conditions of that certain Confidentiality Agreement, dated as of June 3, 1996 the terms of which shall continue in full force and effect during the effectiveness of this Agreement and subsequent to any Closing hereunder or the termination hereof. Seller agrees to treat the terms and provisions of this Agreement, as they relate to the Purchase Price paid by Purchaser and to any other economic terms of this Agreement, as confidential, and will not disclose any of such terms to any third party, including but not limited to the Borrower, but excluding Seller's officers, employees, advisors, attorneys and consultants who have a need to know the same in connection with the performance of Seller's obligations under this Agreement, except to the extent that such disclosure is compelled pursuant to any judicial order or is required to be disclosed pursuant to any law or regulation applicable to Seller. The terms of this Section 19(b) shall continue in full force and effect during the effectiveness of this Agreement and subsequent to any Closing hereunder or the termination hereof.

     (c) On or prior to the Closing Date, Purchaser shall not have the right to assign its rights hereunder, in whole or in part, without the prior written consent of Seller. Any assignment on or prior to the Closing Date without such prior written consent shall be deemed null and void. Notwithstanding the foregoing, Purchaser may assign this Agreement on or prior to the Closing Date to an affiliate (as defined in the Securities Act of 1933) and to any lender providing financing to Purchaser or such affiliate to consummate the transactions contemplated herein; provided, however, that if any such assignment shall occur or if Purchaser shall assign its rights hereunder after the Closing Date, Purchaser shall remain liable for all obligations of Purchaser under this Agreement. Subject to and without limiting the preceding two sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (d) This Agreement does not constitute an offer to sell and shall not bind the parties hereto unless and until each elects to be bound hereby by executing and delivering to the other an executed original counterpart hereof.

     (e) If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) This Agreement, together with the Escrow Agreement and the Schedules and Exhibits hereto and thereto, constitute the entire agreement of the parties regarding the subject matter of this Agreement and the Escrow Agreement, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

     (g) The parties agree to mutually execute and deliver to each other, at, and, from time to time after, the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

     (h) This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by Purchaser and Seller. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed wholly within such State.

     (j) All Schedules and Exhibits referred to in this Agreement are incorporated herein and made a part hereof as fully as if set forth herein.

     (k) The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     (l) Each party to this Agreement shall bear the costs of its own attorneys' fees and expenses in the preparation, negotiation and execution of this Agreement. Purchaser shall pay any transfer, conveyance, real property transfer or gains, mortgage or mortgage recording, sales, use, value added, stock or note transfer and stamp taxes, any recording, registration or other similar taxes, expenses or fees and any penalties, interest and fees thereon, imposed by any taxing authority, recording officer or register, or other governmental authority in connection with the transactions contemplated herein.

     (m) The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All references in this Agreement to Sections, paragraphs, Exhibits and Schedules are to the Sections and paragraphs hereof and the Exhibits and Schedules annexed hereto.

     (n) The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the parties to whom such representation, warranties or agreements are made and their permitted assigns, shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

     (o) Seller and Purchaser each hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the County of Cook and State of Illinois over any action or proceeding arising out of or relating to this Agreement, and Seller and Purchaser each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in any such State or Federal court. Seller and Purchaser each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Seller and Purchaser each irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Seller or Purchaser, as the case may be, at its respective address specified in Section 18 hereof. Seller and Purchaser each hereby agrees that the final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other matter provided by law. Nothing in this paragraph shall affect the right of Seller or Purchaser, as the case may be, to serve legal process in any other manner permitted by law or affect the right of Seller or Purchaser, the case may be, to bring any action or proceeding against the other in the courts of any other jurisdiction.

     (p) NEITHER SELLER NOR PURCHASER MAY RECORD THIS AGREEMENT, AND ALL RECORDING OFFICERS ARE HEREBY DIRECTED NOT TO RECORD THIS AGREEMENT. To the extent that any such filing is made in violation of the Agreement, the party effecting such filing shall indemnify the other against any damages incurred by the other in connection therewith. The provisions of this paragraph shall survive the termination of this Agreement.


     IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement as of the day and year first above written.

                              SELLER:

                              LABCOR III LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By: Balcor Mortgage Advisors II, an Illinois general partnership, its general partner

                                   By:  RGF-Balcor Associates II, an Illinois
                                        general partnership, a general partner

                                        By:  The Balcor Company, a Delaware
                                             corporation, a general partner


                                        By:  /s/ Daniel L. Charleston
                                             -------------------------------
                                        Name:    Daniel L. Charleston
                                             -------------------------------
                                        Title:   Authorized Agent
                                             -------------------------------

                              PURCHASER:

                              CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                              a Delaware corporation


                              By:  /s/Bradley A. Settleman
                                   ------------------------------
                              Name: Bradley A. Settleman
                                   ------------------------------
                              Title: Vice President
                                    -----------------------------

                                 EXHIBIT INDEX

Exhibit A     List of Loan Documents and Loan Information

Exhibit B     Legal Description

Exhibit C     Form of Certificate of Accuracy

Exhibit D-1   Form of Assignment of Recorded Documents

Exhibit D-2   Form of Allonge

Exhibit E     Form of General Assignment and Assumption

Exhibit F     Form of Escrow Agreement